UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Public Offering

On February 27, 2014, Sunesis Pharmaceuticals, Inc., or the Company, entered into an underwriting agreement, or the Underwriting Agreement, by and between Cowen and Company LLC, as representative of the several underwriters, providing for the issuance and sale of an aggregate of 4,650,000 shares of common stock, par value $0.0001 per share, in combination with accompanying warrants to purchase an aggregate of 9,300,000 shares of common stock. The common stock and warrants are being sold in combination, with two warrants for each share of common stock sold, a Series A warrant and a Series B warrant, each representing the right to purchase one share of common stock. The purchase price for each share of common stock and accompanying warrants is $9.25.

The purchase price to be paid by the underwriters to the Company for the common stock and accompanying warrants will be $8.695. The closing of the offering is expected to take place on March 4, 2014, subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds from the sale of common stock and accompanying warrants, excluding the proceeds, if any, from the exercise of the warrants issued in the offering, will be approximately $40.0 million after deducting the estimated underwriting discount and estimated offering expenses payable by the Company.

The initial per share exercise price of the Series A warrants is $8.50 and the per share exercise price of the Series B warrants is $12.00, each subject to adjustment as specified in the warrants. The Series A and Series B warrants may be exercised at any time on or after the unblinding date, which is the date on which data from the Company’s VALOR trial, a Phase 3 pivotal clinical trial of vosaroxin in combination with cytarabine in patients with relapsed or refractory acute myeloid leukemia, that is unblinded by the independent Data and Safety Monitoring Board, is first publicly announced in a press release issued by the Company. The Series A warrants are exercisable until the later of (a) the date that is 30 calendar days after the unblinding date (but in no event no later than March 4, 2016), or (b) December 4, 2014. The Series B warrants are exercisable until the later of (a) the date that is 30 calendar days following the PDUFA date, which is the final date assigned by the Food and Drug Administration as the Prescription Drug User Fee Act action date for vosaroxin (but in no event no later than March 4, 2016), or (b) September 4, 2015.

The Company will enter into a warrant agency agreement, or the Warrant Agency Agreement, with American Stock Transfer & Trust Company, LLC, or the Warrant Agent, pursuant to which the Warrant Agent will act as the Company’s agent in connection with the issuance, registration, transfer, exchange, exercise and replacement of the warrants and the delivery of the shares of common stock upon exercise of the warrants. The warrants will be issued in book-entry form.

The securities will be sold pursuant to a prospectus supplement dated February 27, 2014 and an accompanying base prospectus dated April 30, 2013, pursuant to our existing effective shelf registration statements on Form S-3 (File Nos. 333-187854 and 333-194166) previously filed with the Securities and Exchange Commission. A copy of the opinion relating to the legality of the issuance and sale of the securities in this offering is attached hereto as Exhibit 5.1.

The foregoing summaries of the terms of the Underwriting Agreement, the Series A warrants, the Series B warrants, and the Warrant Agency Agreement are subject to, and qualified in their entirety by, such documents attached herewith as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding our expectations regarding the completion and anticipated proceeds of the public offering, including whether the warrants issued in the offering will be ultimately exercised. Words such as “estimate,” “expected,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties related to the satisfaction of the conditions to the closing of the public offering. Risk factors related to us and our business are discussed under “Risk Factors” and elsewhere in our preliminary prospectus supplement dated February 26, 2014 with respect to the offering described above, Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and other filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 27, 2014, by and between Sunesis Pharmaceuticals, Inc. and Cowen and Company, LLC.

4.1	Form of Series A Common Stock Purchase Warrant.

4.2	Form of Series B Common Stock Purchase Warrant.

4.3	Form of Warrant Agency Agreement by and between the Company and American Transfer & Trust Company, LLC.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: February 27, 2014

	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 27, 2014, by and between Sunesis Pharmaceuticals, Inc. and Cowen and Company, LLC.

4.1	Form of Series A Common Stock Purchase Warrant.

4.2	Form of Series B Common Stock Purchase Warrant.

4.3	Form of Warrant Agency Agreement by and between the Company and American Transfer & Trust Company, LLC.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).